UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THESECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2004 (July 30, 2004)

Sharps Compliance Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22390	74-2657168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9350 Kirby Drive, Suite 300, Houston, Texas	77054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 432-0300

TABLE OF CONTENTS

Item 5. Other Events and Regulation FD Disclosure
SIGNATURE

Item 5. Other Events and Regulation FD Disclosure

On June 14, 2004, The Company provided its then current Chief Operating Officer (” Mr. Pierce”) with notice of non-renewal of his employment agreement. As such, July 14, 2004 was Mr. Pierce’s last day of employment with the Company and under the terms of the employment contract no further compensation (including severance) was due. On July 21, 2004, the Company received a letter from Mr. Pierce’s attorney advising that Mr. Pierce is taking the position that the non-renewal of the employment agreement was not timely and, therefore, Mr. Pierce was terminated without cause. Mr. Pierce has demanded severance related payments totaling approximately $300,000. The Company believes that notice of such non-renewal was timely and no severance is due to Mr. Pierce. On July 30, 2004, the Company received notice from Mr. Pierce’s attorney requesting commencement of arbitration to resolve the claim. The Company believes it has meritorious defenses against Mr. Pierce’s claims and has not recorded a liability related to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPS COMPLIANCE CORP.
AUGUST 3, 2004	By: /s/ DAVID P. TUSA Name: David P. Tusa Title: Senior Vice President and Chief Financial Officer